Exhibit 5.1

                                 March 20, 2000



eGain Communications Corporation
455 W. Maude Avenue
Sunnyvale, CA 94086


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by eGain Communications Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 7,513,978 shares of the common stock of the Company pursuant to the eGain Communications Corporation Amended and Restated 1998 Stock Plan, the Social Science, Inc. 1997 Stock Option Plan, the Big Science Company 1999 Stock Incentive Plan and the eGain Communications Corporation 1999 Employee Stock Purchase Plan (together the "Plans"), it is our opinion that such shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,

                                               PILLSBURY MADISON & SUTRO LLP
E-12300